FOR IMMEDIATE RELEASE

Investor Contact
Enrique Mayor-Mora, Denny’s: 877-784-7167

Media Contact
Liz Brady, ICR: 646-277-1226

DENNY’S CORPORATION ANNOUNCES STOCK REPURCHASE PROGRAM

SPARTANBURG, S.C., November 9, 2010 – Denny’s Corporation (NASDAQ: DENN), one of America’s largest full-service family restaurant chains, today announced that its Board of Directors has approved a share repurchase program authorizing the Company to repurchase up to 3.0 million shares of its common stock.  Under the program, the Company may purchase common stock from time to time through December 31, 2011 in the open market or in privately negotiated transactions.

The amount and timing of any purchases will depend upon a number of factors, including the price and availability of the Company's shares, trading volume and general market conditions.

As of September 29, 2010, the Company had 99,627,084 shares of common stock outstanding.

About Denny’s Corporation

Denny's is one of America's largest full-service family restaurant chains, currently operating 1,600 franchised, licensed, and Company-owned restaurants across the United States, Canada, Costa Rica, Mexico, Guam, Puerto Rico and New Zealand. For further information on Denny's, including news releases, links to SEC filings and other financial information, please visit the Denny's investor relations website.